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                                                                    Exhibit 99.1

[CURAGEN LOGO APPEARS HERE]


Contact:
--------

Mark R. Vincent
Director of Corporate Communications & Investor Relations mvincent@curagen.com
1-888-GENOMICS
www.curagen.com

FOR IMMEDIATE RELEASE
---------------------

         CuraGen Establishes Pharmacogenomics Collaboration with Pfizer

      Companies to Apply Predictive Toxicogenomics and Drug Pathway Mapping
                                  Technologies

New Haven, CT, USA - January 7, 2003 - CuraGen Corporation (NASDAQ: CRGN), a genomics-based pharmaceutical company, today announced that CuraGen and Pfizer, Inc. (NYSE: PFE) scientists are working together to evaluate compounds under consideration at Pfizer.

CuraGen scientists will apply the Company's Predictive Toxicogenomics Screen(TM)
(PTS) and protein pathway mapping technologies to gain a better understanding of the mechanisms that enable drugs to effectively treat certain diseases. CuraGen's PTS is applicable in early drug development to evaluate very small quantities of compounds prior to expensive optimization. Scientists hope to use this information to rank-order compounds by their predicted safety profiles, prioritize, and then select the most promising compounds for further development.

CuraGen's protein pathway mapping technologies can be applied during the later stages of drug development to identify protein pathways associated with drug activity and efficacy. By elucidating these pathways, scientists are able to identify entire families of genes and proteins and evaluate their responses to a specific drug compound. By identifying entire drug pathways, scientists may be able to identify alternative drug targets that may work more appropriately for developing better, safer, and more efficacious drugs.

"Through the application of integrated genomic and proteomic technologies, scientists are able to take a systems biology approach to obtain a more comprehensive understanding of how genes and proteins interact in combination with a specific drug compound. By working closely with Pfizer scientists, we believe that we can identify entire pathways related to drug activity well in advance of clinical trials, thereby enabling the development of more cost effective treatments," stated Christopher K. McLeod, Executive Vice President for CuraGen Corporation.

CuraGen Corporation has been a pioneer in the field of pharmacogenomics, which includes the study of how drugs work, why drugs fail, and which characteristics are indicative of drug toxicity. CuraGen's expertise stems from pharmacogenomic research conducted with many of the world's leading pharmaceutical companies in prioritizing portions of their drug pipelines.

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CuraGen Corporation (NASDAQ: CRGN) is a genomics-based pharmaceutical company.
CuraGen's integrated, functional genomic technologies and Internet-based bioinformatic systems are designed to generate comprehensive information about genes, human genetic variations, gene expression, protein interactions, protein pathways, and potential drugs that affect these pathways. The Company is applying its industrialized genomic technologies, informatics, and validation technologies to develop protein, antibody, and small molecule therapeutics to treat obesity and diabetes, cancer, inflammatory diseases, and central nervous system (CNS) disorders. CuraGen is headquartered in New Haven, CT and additional information is available at www.curagen.com.

This press release may contain forward-looking statements including statements about the ability of scientists to obtain a more comprehensive understanding of how genes and proteins interact in combination with a specific drug compound, as well as their ability to identify entire pathways related to drug activity well in advance of clinical trials, thereby enabling the development of more cost effective treatments. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. CuraGen cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: CuraGen's expectation that it will incur operating losses in the near future, the early stage of development of CuraGen's products and technologies, uncertainties related to preclinical and clinical testing and trials, uncertainties and adverse results relating to CuraGen's ability to obtain regulatory approval for its products in development, uncertainties surrounding the availability of additional funding, CuraGen's reliance on research collaborations and strategic alliances, the actions of competitors, the development of competing technologies, CuraGen's ability to protect its patents and proprietary rights, patent infringement actions and uncertainties relating to commercialization rights. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for a description of these risks. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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